FUSION	Jonscott Turco	JINTI	Jin Zhao
CONTACT:	212-201-2401	CONTACT:	212-391-7640
	jturco@fusiontel.com		jin.zhao@jinti.com

INVESTOR	Andrew Hellman	MEDIA	Gary W. Guttman
CONTACT:	CEOcast, Inc.	CONTACT:	212-622-0980
	212-732-4300		gguttman@jinti.com
adhellman@ceocast.com

MEDIA	Rubenstein Associates
CONTACT:	John Henderson
212-843-8054
jhenderson@rubenstein.com

FOR IMMEDIATE RELEASE

FUSION AND CHINESE COMMUNITY SERVICES SITE JINTI ENTER INTO STRATEGIC PARTNERSHIP

CHINESE WEBSITE TO MARKET EFONICA VoIP SERVICES TO OVER 3 MILLION UNIQUE VISITORS MONTHLY

NEW YORK, August 21, 2006 - Fusion Telecommunications International, Inc. (AMEX:FSN), a global VoIP service provider, today announced that it has entered into a strategic partnership with Jinti, a rapidly growing Chinese community services site that today attracts in excess of 3 Million unique visitors from China each month.

As part of the agreement, Fusion will market its Efonica brand of VoIP services throughout the Jinti website. In addition to category exclusivity, the Efonica service offerings will be integrated into Jinti’s consumer registration process. As visitors register for Jinti services, they will be prompted to register for Efonica’s offering.

“We are very pleased to enter into this relationship with Jinti, a key player in the burgeoning Chinese Internet marketplace. Jinti’s unique community services website continues to experience dramatic growth through unique service offerings and the execution of a dynamic business model. With a growing Internet community, presently numbering over 120 Million people online, China represents a key market for Fusion in the Asian Region and a tremendous opportunity for the Company to continue to grow our worldwide community of users” said Matthew Rosen, President and CEO of Fusion.

“Fusion’s unique Efonica VoIP services are a very good complement to our community services website, giving our customers a chance to speak with one another and connect with friends and relatives for a significant savings. With over 400,000 subscribers registered in less than two months, Efonica represents a rapidly growing, cutting-edge service we are confident will appeal to the Chinese marketplace. We also believe that Jinti’s 500,000 registered users with over 3 million unique visitors a month offers US firms like Fusion a unique opportunity to rapidly establish themselves in the China market.” said Jin Zhao, President and CEO of Jinti.

Efonica offers consumers the ability to call each other for free using their existing landline or mobile telephone numbers. Calls can be made to and from any combination of PCs, Internet phones and regular telephones (with a SIP adapter), connected to a wireless, broadband or dial-up Internet connection. The service was introduced incorporating Fusion’s patent-pending Worldwide Internet Area CodeTM, which combined with a subscriber’s existing telephone number, further simplifies the process of making a call. Consumers subscribe to Efonica by visiting www.efonica.com and completing a free and easy registration process.

About Fusion:

Fusion provides its Efonica branded VoIP (Voice over Internet Protocol), Internet access, and other Internet services to, from, in and between markets worldwide including emerging markets in Asia, the Middle East, Africa, Latin America and the Caribbean. Fusion currently provides services to consumers, corporations, international carriers, government entities, and Internet service providers in over 100 countries. For more information, please go to: http://www.fusiontel.com or http://www.efonica.com.

About Jinti:

Jinti is the leading community services provider in over 62 cities in China. Launched in 2004, the company grew rapidly and has become a major popular online designation for local communities as well as a large number of businesses who are drawn to Jinti’s online recruitment, marketing and social networking services. The Company closed on private investor financing in July 2006 and is now poised for even more rapid growth. For more information, please go to http://www.jinti.com.

Statements in this Press Release that are not purely historical facts, including statements regarding Fusion's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render Fusion's products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause Fusion's actual results to differ from management's current expectations are contained in Fusion's filings with the Securities and Exchange Commission and available through http://www.sec.gov.